Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-06565, 33-83160, 333-145113, and 333-145114) and Form S-3 (No. 333-143996) of Zoltek Companies, Inc. of our report dated December 27, 2006, relating to the consolidated financial statements and financial statement schedule as of September 30, 2006 and for the two years then ended of Zoltek Companies, Inc., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
December 7, 2007